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                                                                    Exhibit 4.13
                                     FORM OF
                     EMERGENCY MEDICAL SERVICES CORPORATION
                            INDEMNIFICATION AGREEMENT

          This INDEMNIFICATION AGREEMENT (this "AGREEMENT") is made as of ____________ ___, 2005, by and between Emergency Medical
                  Services Corporation, a Delaware corporation
             (the "COMPANY"), and ____________ (the "INDEMNITEE").

                                    RECITALS

      Highly competent persons are becoming more reluctant to serve corporations as directors unless they are provided with reasonable protection through insurance and/or indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporations.

      The Board of Directors of the Company (the "BOARD") has determined that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

      It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

      NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

      1.    INDEMNIFICATION.

      (a) Third Party Proceedings. In the event that Indemnitee was or is made a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, or is or was otherwise involved, in any action, suit, proceeding, arbitration or alternate dispute resolution mechanism, or any inquiry or investigation, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact that the Indemnitee is or was a director, officer, manager, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such actual or threatened Proceeding is alleged action in an official capacity as a director, officer, manager, employee or agent or in any other capacity while serving as a director, officer, manager, employee or agent, the Indemnitee shall be indemnified and held harmless by the Company to the fullest extent a Delaware corporation has the power or obligation to indemnify a person in accordance with subsections (a) through (d) of Section 145 of the GCL, the Company's certificate of incorporation or by-law as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law or constating documents permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) reasonably


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incurred or suffered by Indemnitee in connection therewith, and such indemnification shall continue as to Indemnitee if Indemnitee ceases to be a director, officer, manager, employee or agent and shall inure to the benefit of Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 1(b) with respect to Proceedings seeking to enforce rights to indemnification, the Company shall indemnify Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

      (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party to or witness or other participant in or is threatened to be made a party to or witness or other participant in any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, manager, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, or any subsidiary of the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit is or was pending shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall deem proper.

      2.    EXPENSES; INDEMNIFICATION PROCEDURE.

      (a) Advancement of Expenses. The Company shall advance any and all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding in advance of its final disposition (but not amounts actually paid in settlement of any such Proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The advances to be made hereunder shall be paid by the Company to Indemnitee within 20 days following delivery of a written request therefor by Indemnitee to the Company, accompanied by such supporting documentation as may be reasonably requested by the Company.

      (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, provided, that any delay in notifying the Company shall not relieve the Company of its obligations under this Agreement except to the extent that such failure shall have caused the expenses for which the Company is obligated to be greater than such expenses would have been had Indemnitee given the Company proper notice. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.


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      (c) Procedure. Any indemnification provided for in Section 1 shall be made no later than 30 days after receipt of the written request of Indemnitee made following final disposition of the Proceeding to which such indemnification relates. If a claim under this Agreement, under any statute, or under any provision of the Company's certificate of incorporation or by-laws providing for indemnification, is not paid in full by the Company within 30 days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 5 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including reasonable attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, Independent Legal Counsel or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, Independent Legal Counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

      (d) Indemnification for Actual Expenses. The Company shall indemnify Indemnitee against any and all expenses (including reasonable attorneys' fees) and, if requested by Indemnitee, shall (within ten business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any Proceeding brought by Indemnitee for (i) indemnification or advance payment of expenses by the Company under this Agreement or any other agreement or the Company's certificate of incorporation or by-laws now or hereafter in effect relating to claims and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company; provided, however, that the payment of expenses incurred by Indemnitee in advance of the final disposition of such action will be made only upon receipt by the Company of an undertaking by Indemnitee to repay all amounts advanced if it should be ultimately determined that Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

      (e) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b), the Company has director and officer liability insurance that may cover the claim in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies in partial or complete satisfaction of the Company's obligations hereunder.


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      (f) Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided, that (i) Indemnitee shall have the right to employ his own counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

      3. ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

      (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law (other than Section 145(f) of the Delaware General Corporation Law or any successor non-exclusivity provision), notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's certificate of incorporation, the Company's by-laws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and the Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

      (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's certificate of incorporation, its by-laws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered Proceeding.

      4. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement [(if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld)] actually and reasonably incurred by Indemnitee in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to which Indemnitee is entitled.



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      5. BURDEN OF PROOF. In connection with any determination by the Reviewing
Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.


      6. NO PRESUMPTIONS. For purposes of this Agreement, the termination of any claim, action, suit or Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

      7. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

      8. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Company shall at all times maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage (in an amount not less than $__,000,000) for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement, unless the maintenance of any such policy or policies becomes prohibitively expensive. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer.

      9. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 9. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.


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      10. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

      (a) Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under the Delaware General Corporation Law; or

      (b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

      (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company; or

      (d) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

      11. EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, manager, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, at the time such act or omission occurred.

      12. CONSTRUCTION OF CERTAIN PHRASES.

          For purposes of this Agreement:

      (a) "COMPANY" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, manager, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued;


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      (b) "EXPENSES" shall include all reasonable attorneys' fees and costs, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses customarily incurred in connection with asserting or defending a Proceeding;

      (c) "OTHER ENTERPRISES" shall include employee benefit plans; references to "FINES" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; and references to "SERVING AT THE REQUEST OF THE COMPANY" shall include any service as a director, officer, manager, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, manager, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;

      (d) "REVIEWING PARTY" of the Company shall mean any person or group of persons consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Proceeding for which Indemnitee is seeking indemnification, or Independent Legal Counsel, who shall determine whether Indemnitee is entitled to be indemnified hereunder; and

      (e) "INDEPENDENT LEGAL COUNSEL" shall mean an attorney or firm of attorneys who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

      13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original.

      14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

      15. ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, except to the extent that, as a part of such action, the court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross claims made in such action), except to the extent that, as a part of such action, the court determines that Indemnitee's material defenses to such action were made in bad faith or were frivolous.

      16. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand and receipted for by the party addressee, on the date of such receipt, (b) if mailed by domestic certified or registered mail with postage prepaid, on the date of such receipt, or (iii) if sent by


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telecopier or overnight courier (with receipt confirmed), on the date of such receipt. Any notice given after 5:00 p.m. local time or on a day that is not a business day shall be deemed to be given on the next following business day. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice and, in the case of notices to the Company, shall be marked for the attention of the Chief Executive Officer.

      17. CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

      18. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     EMERGENCY MEDICAL SERVICES CORPORATION



                                     By:
                                        -------------------------
                                        Name:
                                        Title:

AGREED TO AND ACCEPTED:
INDEMNITEE:

--------------------------
Address:






                 [Signature page to Indemnification Agreement]

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